As filed with the Securities and Exchange Commission on September 19, 2005
                           Registration No. 333-117610
================================================================================
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                                NANOSENSORS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Nevada                           3829                      200452700
(State or other jurisdiction of    Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number    Identification No.)

                      -----------------------------------


                           1800 Wyatt Drive, Suite #2
                              Santa Clara, CA 95054
                                 (408) 855-0051
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  Dr. Ted Wong
                                NanoSensors, Inc.
                           1800 Wyatt Drive, Suite #2
                              Santa Clara, CA 95054
                                 (408) 855-0051
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------

                                   Copies to:

                             Elliot H. Lutzker, Esq.
                               Robinson & Cole LLP
                                885 Third Avenue
                               New York, NY 10022
                                 (212) 451-2900

        Approximate date of commencement of proposed sale to the public:
                                 Not applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                      APPLICATION TO DEREGISTER SECURITIES
                      ------------------------------------

      On January 12, 2005, NanoSensors, Inc.'s (the "Registrant"), Registration Statement on Form SB-2 under the Securities Act of 1933, was declared effective (File No. 333-117610) (the "Registration Statement"). The Registration Statement concerned the sale of a total of up to 8,450,000 shares of Common Stock, par value $.001 (the "Common Stock") and 4,125,000 Class A Warrants by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). The Registrant hereby proposes to deregister the 2,750,000 shares of Common Stock and 1,375,000 Class A Warrants registered in the name of one of these Selling Stockholders, Meyers Associates, L.P. ("MA").

      The Registrant has determined that it is no longer necessary to register the resale of the 2,750,000 shares of the Common Stock and 1,375,000 Class A Warrants covered by the Registration Statement because the Corporate Financing Department of the NASD has determined that MA cannot participate in this Registration Statement. None of these securities were ever sold by MA in connection with the Registration Statement. Accordingly, the Registrant files this post-effective amendment to deregister a total of 2,750,000 shares and 1,375,000 Class A Warrants registered in the name of MA.

      A copy of the cover page of the Registration Statement precedes this page.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 and Rule 477 promulgated thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 19th day of September, 2005.

                                 NANOSENSORS, INC.



                                 /s/ Ted Wong
                                 --------------------------------------------
                                 Ted Wong
                                 President and Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment was signed by the following persons in the capacities and on the dates stated.



    Signature            Title                                     Date
    ---------            -----                                     ----

/s/ Ted Wong     President, Chief Executive                  September 19, 2005
-------------    Officer and sole Director
   Ted Wong      (Principal Executive and Financial Officer)